EXHIBIT 10.55


                                    GUARANTY


     THIS GUARANTY (this "GUARANTY"), is made and entered into as of the 19th day of December, 2001, by the Guarantors identified as such on the signature page hereof (individually a "GUARANTOR" and collectively "GUARANTORS"), in favor of Harris Toibb ("Toibb"), an individual, as agent (in such capacity "AGENT") for himself and the holder's party to the Purchase Agreements referred to below (Toibb and the holders party to the Purchase Agreements collectively "HOLDERS").

                              W I T N E S S E T H:

     WHEREAS, Brilliant Digital Entertainment, Inc., a Delaware corporation ("BORROWER"), and each of the Holders have entered into a Purchase Agreement, dated as of December 10, 2001 (as at any time amended, modified, or supplemented, each a "PURCHASE AGREEMENT" and collectively, the "PURCHASE AGREEMENTS"), pursuant to which each Holder has agreed to make a loan (collectively, the "CONVERTIBLE NOTE LOANS") to Borrower;

     WHEREAS, Guarantors and Borrower are members of the same consolidated group of companies and are engaged in related businesses, and Guarantors will receive a portion of the proceeds of Convertible Note Loans provided for in the Purchase Agreements and will derive other direct and indirect economic benefits therefrom; and

     WHEREAS, in connection with the making of the Convertible Note Loans under the Purchase Agreements and as a condition among others precedent thereto, Holders are requiring that each Guarantor shall have executed and delivered this Guaranty;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Holders to provide the Convertible Note Loans and other extensions of credit under the Purchase Agreements, it is agreed as follows:

     1. DEFINITIONS. Capitalized terms used herein shall have the meanings assigned to them in the Security and Pledge Agreement dated December 19, 2001, executed in connection with the Purchase Agreements ("Security Agreement"), or the Purchase Agreements, unless the context otherwise requires or unless otherwise defined herein.

     References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications, and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

     2. THE GUARANTY. The guaranty of Guarantors hereunder is as follows:

     2.1. GUARANTY OF SECURED OBLIGATIONS OF BORROWER. Each Guarantor hereby jointly and severally unconditionally guaranties to Holders, and its successors, endorsees, transferees, and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations. Guarantors agree that this Guaranty is a guaranty of


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payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute, and unconditional, irrespective of, and unaffected by:

     (a) the genuineness, validity, regularity, enforceability, or any future amendment of, or change in this Guaranty, the Security Agreement or any other agreement, document, or instrument to which Borrower and/or Guarantors is or are or may become a party;

     (b) the absence of any action to enforce this Guaranty or the Security Agreement or the waiver or consent by Agent or Holders with respect to any of the provisions thereof;

     (c) the existence, value, or condition of, or failure to perfect the Lien against the Collateral, any security for the Secured Obligations or any action, or the absence of any action, by Agent or Holders in respect thereof (including, without limitation, the release of any such security); or

     (d) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Guarantor that its obligations under this Guaranty shall not be discharged until the payment and performance, in full, of the Secured Obligations. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Secured Obligations. Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or any Holders to proceed in respect of the Secured Obligations against Borrower or any other party or against any security for the payment and performance of the Secured Obligations before proceeding against, or as a condition to proceeding against, any Guarantor. Each Guarantor agrees that any notice or directive given at any time to Agent or any Holders that is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Holders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent has specifically agreed otherwise in writing. It is agreed between each Guarantor and Agent that the foregoing waivers are of the essence of the transaction contemplated by the Security Agreement and that, but for this Guaranty and such waivers, Holders would decline to make the Convertible Note Loans under the Purchase Agreements.

     2.2. DEMAND BY AGENT. In addition to the terms of the Guaranty set forth in
SECTION 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if the then outstanding principal amount of the Secured Obligations under the Purchase Agreements (together with all accrued interest thereon) is declared to be immediately due and payable, then, Guarantors shall, upon demand in writing therefor by Agent to Guarantors, pay to the holder or holders of the Secured Obligations the entire outstanding Secured Obligations due and owing to such holder or holders. Payment by Guarantors shall be made to Agent for the ratable benefit of Holders, to be credited and applied upon the Secured Obligations, in immediately available Federal funds to an account designated by Agent for the ratable benefit of Holders or at the address set forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Holders.


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     2.3. ENFORCEMENT OF GUARANTY. In no event shall Agent or Holders have any obligation (although it is entitled, at its option) to proceed against the Borrower or any other Person or any real or personal property pledged to secure the Secured Obligations before seeking satisfaction from Guarantors, and Holders may proceed, prior or subsequent to, or simultaneously with, the enforcement of Holder's rights hereunder, to exercise any right or remedy which it may have against any property, real or personal, as a result of any Lien or security interest it may have as security for all or any portion of the Secured Obligations.

     2.4. WAIVER. In addition to the waivers contained in SECTION 2.1 hereof, Guarantors waive, and agree that they shall not at any time insist upon, plead, or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent, or otherwise affect the performance by the Guarantors of their obligations under, or the enforcement by Holders of, this Guaranty. Guarantors hereby waive diligence, presentment, and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Secured Obligations, acceptance of further security, release of further security, composition, or agreement arrived at as to the amount of, or the terms of, the Secured Obligations, notice of adverse change in Borrower's financial condition, or any other fact that might materially increase the risk to Guarantors) with respect to any of the Secured Obligations or all other demands whatsoever and waive the benefit of all provisions of law that are or might be in conflict with the terms of this Guaranty. Guarantors represent, warrant, and jointly and severally agree that, as of the date of this Guaranty, their obligations under this Guaranty are not subject to any offsets or defenses against Agent, Holders, or Borrower of any kind. Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets, or defenses against Agent or Holders, or against Borrower of any kind which may arise in the future.

     Additionally, neither the Agent nor Holders shall be required to take any action of any kind or nature against the Borrower or any other Person, or resort to any security held by the Agent or Holders or any other Person, at any time before the Agent or Holders may proceed against Guarantors hereunder. Guarantors hereby expressly waive, relinquish, and release any right, defense, protection, claim of exoneration, or other claim, and any right to assert any right, defense, protection, claim of exoneration, or other claim, in any action brought on, arising out of or relating to this Guaranty or otherwise:

     2.4.1 based upon California Civil Code Section 2809, and/or any claim thereunder or otherwise, that any obligation of Guarantors under this Guaranty is larger in amount or in other respects more burdensome than that of the Borrower, or that any such obligation of Guarantors is reducible in proportion to any of the Secured Obligations;

     2.4.2 based upon California Civil Code Section 2810, and/or any claim thereunder or otherwise, that for any reason there is no liability upon the part of the Borrower under any of the Purchase Agreements, the Convertible Notes or the Security Agreement at the time of the execution of any such agreements, or that, subject to the provisions of SECTION 2.8 hereof, the liability of the Borrower under any of the Purchase Agreements, the Convertible Notes or the Security Agreement thereafter ceases for any reason other than the full, effective, and irrevocable payment, performance; and/or satisfaction of such liability and the expiration of all time periods within which any court of competent jurisdiction, including any foreign court of competent jurisdiction,


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could order any payment relating to the Secured Obligations to be disgorged, repaid, recovered, or paid into court or that, subject to the provisions of
SECTION 2.8 thereof, the Agent or any Holder, or any other Person, has recovered any res which formed all or part of the consideration for any of the Purchase Agreements, the Convertible Notes or the Security Agreement except only to the extent that any of the Secured Obligations are fully, effectively, irrevocably and finally paid, performed, and satisfied, and all time periods have expired within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Secured Obligations to be disgorged, repaid, recovered, or paid into court (and then subject to SECTION 2.8 hereof);

     2.4.3 based upon California Civil Code Section 2815, and/or any claim thereunder or otherwise, that the Guaranty may be revoked in respect to future transactions, whether or not there is continuing consideration as to such transactions and whether or not Guarantors renounce any such consideration;

     2.4.4 based upon California Civil Code Section 2819, and/or any claim thereunder or otherwise, that any Secured Obligation of the Borrower has been altered in any respect without Guarantors' consent (whether or not by any act of the Agent or Holders or any other Person), or that the remedies or rights of the Agent or Holders or any other Person against the Borrower in respect thereto, have been in any way impaired or suspended;

     2.4.5 based upon California Civil Code Section 2822, and/or any claim thereunder or otherwise, that acceptance by the Agent or Holders of anything in partial satisfaction of the Secured Obligations reduces the obligations of Guarantors hereunder, or otherwise affects the continuing liability of Guarantors;

     2.4.6 based upon California Civil Code Section 2839, and/or any claim thereunder or otherwise, that, subject to SECTION 2.8 hereof, performance of any or all of the Secured Obligations, or any offer of such performance, exonerates Guarantors except only to the extent that any of the Secured Obligations are fully, effectively, irrevocably, and finally paid, performed, and satisfied, and all time periods have expired within which any court of competent jurisdiction, including any foreign court of competent jurisdiction, could order any payment relating to the Secured Obligations to be disgorged, repaid, recovered, or paid into court (and then subject to SECTION 2.8 hereof);

     2.4.7 based upon California Civil Code Section 2845, and/or any claim thereunder or otherwise, that Guarantors may require the Agent or Holders, or any other Person, to proceed against the Borrower, or to pursue any other remedy in such Agent's or Holder's, or such other Person's, power which Guarantors cannot pursue and/or which would lighten Guarantors' burden, or that the Agent or Holders, or any other Person, have neglected so to proceed against the Borrower, or to pursue any such other remedy;

     2.4.8 based upon California Civil Code Section 2846, and/or any claim thereunder or otherwise, that Guarantors may compel the Borrower to perform any Secured Obligation when due, whether as a condition precedent to any liability of Guarantors or otherwise;

     2.4.9 based upon California Civil Code Section 2847, and/or any claim thereunder or otherwise, that if Guarantors satisfy any of the Secured Obligations (or any part


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thereof), whether with or without legal proceedings, the Borrower is bound to reimburse what Guarantors have disbursed, whether or not including any necessary costs and expenses;

     2.4.10 based upon California Civil Code Section 2848, and/or any claim thereunder or otherwise, that Guarantors, upon satisfying or discharging all or any part of any of the Secured Obligations, are entitled to enforce any remedy that the Agent or Holders, or any other Person, then has against the Borrower, whether to the extent of reimbursing what the Borrower has expended or otherwise, or to require any or all of any co-sureties of Guarantors to contribute thereto;

     2.4.11 based upon California Civil Code Section 2849, and/or any claim thereunder or otherwise, that Guarantors are entitled to the benefit of any security for the performance of any of the Secured Obligations, whether any such security is held by the Agent or Holders, or by any co-surety of Guarantors, or otherwise, and whether any such security was held at the time of Guarantors' entering into this Guaranty or acquired afterwards, and whether Guarantors were aware of any such security or not;

     2.4.12 based upon California Civil Code Section 2850, and/or any claim thereunder or otherwise, that as to any property of Guarantors that has been hypothecated with property of the Borrower's, Guarantors are entitled to have the property of the Borrower first applied to the discharge of any or all of the Secured Obligations;

     2.4.13 based upon California Civil Code Section 2899, and/or any claim thereunder or otherwise, that the Agent or Holders, or any other Person, must resort to property upon which the Agent or Holders, or such other Person, has a lien in any particular order, or must otherwise marshal any such liens or property;

     2.4.14 based upon California Civil Code Section 3433, and/or any claim thereunder or otherwise, that Guarantors may require the Agent or Holders, or any other Person, to seek satisfaction from funds to which Guarantors have no claim or must otherwise marshal assets;

     2.4.15 otherwise based upon any of the sections of the California Civil Code referred to in this SECTION 2.4; and/or

     2.4.16 based upon any other action or circumstance that might otherwise constitute a legal or equitable discharge, defense, or exoneration of a guarantor or surety.

Without limiting the generality of the foregoing, Guarantors hereby expressly waive (a) pursuant to California Civil Code Section 2856(a)(1), all of Guarantors' rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to Guarantors by reason of California Civil Code Sections 2787 to 2855, inclusive; (b) pursuant to California Civil Code Section 2856(a)(2), all rights and defenses arising out of any election of remedies by the Agent or Holders, even if any such election of remedies has destroyed or impaired any right or claim of subrogation and/or reimbursement that might otherwise have been available to Guarantors; (c) notice of the acceptance of this Guaranty by any Person; (d) notice of the Secured Obligations now existing or which may hereafter exist or be created; (e) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase Guarantors' risk hereunder; (f) notice of demand for payment or performance, or notice of default


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or nonpayment or nonperformance, under the Loan Documents (or any of them), or otherwise in respect of any of the Secured Obligations; and (g) all other notices to which Guarantors might otherwise be entitled in connection with this Guaranty, the Purchase Agreements, the Convertible Notes or the Security Agreement (or any of them), or otherwise in respect of any Secured Obligation.

     2.5. BENEFIT OF GUARANTY. The provisions of this Guaranty are for the benefit of Agent for the ratable benefit of Holders and their respective successors, transferees, endorsees, and assigns, and nothing herein contained shall impair, as between Borrower and Agent or Holders, the obligations of Borrower under the Purchase Agreements, the Convertible Notes and the Security Agreement. In the event all or any part of the Secured Obligations are transferred, endorsed, or assigned by Agent or Holders to any Person or Persons, any Holders reference to "Agent" or "Holders" herein shall be deemed to refer equally to such Person or Persons as the case may be.

     2.6. MODIFICATION OF CONVERTIBLE NOTE LOANS. If Agent or Holders shall at any time or from time to time, with or without the consent of, or notice to, Guarantors or any of them:

     (a) change or extend the manner, place, or terms of payment of, or renew or alter all or any portion of, the Secured Obligations;

     (b) take any action under or in respect of the Purchase Agreements, the Convertible Notes or the Security Agreement in the exercise of any remedy, power or privilege contained therein or available to it at law, equity, or otherwise, or waive or refrain from exercising any such remedies, powers, or privileges;

     (c) amend or modify, in any manner whatsoever, the Purchase Agreements, the Convertible Notes or the Security Agreement;

     (d) extend or waive the time for any of Guarantors', Borrower's or other Person's performance of, or compliance with, any term, covenant, or agreement on its part to be performed or observed under the Purchase Agreements, the Convertible Notes or the Security Agreement, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

     (e) take and hold security or collateral for the payment of the Secured Obligations guarantied hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged, or conveyed, or in which Agent for the ratable benefit of Holders has been granted a Lien or security interest, to secure any indebtedness of Guarantors or Borrower to Agent or Holders;

     (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantors or Borrower to Holders;

     (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantors or Borrower are subordinated to the claims of Agent or Holders; and/or


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     (h) apply any sums by whomever paid or however realized to any amounts owing by Guarantors or Borrower to Agent or Holders in such manner as Agent shall determine in its discretion;

then Agent and Holders shall not incur any liability to Guarantors pursuant hereto as a result thereof, and no such action shall impair or release the obligations of Guarantors or any of them under this Guaranty.

     2.7. REINSTATEMENT. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower or any Guarantor for liquidation or reorganization, should Borrower or any Guarantor become insolvent or make an assignment for the benefit of creditors, or should a receiver or trustee be appointed for all or any significant part of Borrower's or any Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Holders, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned.

     2.8. WAIVER OF SUBROGATION.

     (a) Guarantors shall not exercise any rights which they may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, nor shall any Guarantor seek any reimbursement from Borrower in respect of payments made by such Guarantor hereunder, unless and until all of the Secured Obligations shall have been paid to Holders and discharged, in full, and if any payment shall be made to Guarantors on account of such subrogation or reimbursement rights at any time when the Secured Obligations shall not have been paid and discharged, in full, each and every amount so paid shall forthwith be paid to Holders to be credited and applied against the Secured Obligations, whether matured or unmatured.

     (b) If, pursuant to applicable law, any or all Guarantors, by payment or otherwise, becomes subrogated to all or any of the rights of Agent or Holders under any of the Purchase Agreements, the Convertible Notes or the Security Agreement, the rights of Agent or Holders to which such Guarantors shall be subrogated shall be accepted by Guarantors "as is" and without any representation or warranty of any kind by Holders, express or implied, with respect to the legality, value, validity, or enforceability of any of such rights, or the existence, availability, value, merchantability, or fitness for any particular purpose of any Collateral and shall be without recourse to Agent or Holders.

     (c) If Agent or Holders may, under applicable law, proceed to realize their benefits under any of the Purchase Agreements, the Convertible Notes or the Security Agreement giving Agent or Holders a Lien upon any collateral, whether owned by Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent or Holders shall forfeit any of their rights or remedies, including their right to enter a deficiency


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judgment against Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantors hereby consent to such action by Agent and waive any claim based upon such action, even if such action by Agent or Holders shall result in a full or partial loss of any rights of subrogation which Guarantors might otherwise have had but for such action by Agent or Holders. Any election of remedies that results in the denial or impairment of the right of Agent or Holders to seek a deficiency judgment against Borrower shall not impair each Guarantor's obligation to pay the full amount of the Secured Obligations. In the event Holders shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Security Agreement, Agent for the ratable benefit of Holders may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Secured Obligations. The amount of the successful bid at any such sale, whether Agent for the ratable benefit of Holders or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guarantied under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent for the ratable benefit of the Holders might otherwise be entitled but for such bidding at any such sale.

     2.9. CONTINUING GUARANTY. Guarantors agree that this Guaranty is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Secured Obligations.

     3. DELIVERIES. In a form satisfactory to Holders, Guarantors shall deliver to Agent for the ratable benefit of Holders, concurrently with the execution of this Guaranty and the Purchase Agreement, such of the Transaction Documents and other instruments, certificates and documents as are required to be delivered by Guarantors to Agent for the ratable benefit of Holders under the Purchase Agreement.

     4. REPRESENTATIONS AND WARRANTIES. To induce Holders to make the Convertible Note Loans under the Purchase Agreements, each Guarantor jointly and severally makes the following representations and warranties to Holders, each and all of which shall survive the execution and delivery of this Guaranty:

     4.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Guarantor (i) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure so to qualify or to be in good standing would not have a materially adverse effect on (A) the business, operations, prospects, or financial condition of Borrower or each Guarantor, (B) each Guarantor's ability to pay the Secured Obligations in accordance with the terms hereof, or (C) the Collateral, Holder's Lien on the Collateral, or the priority of any such Lien); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore, and proposed to be conducted; (iv) has all material licenses, permits, consents, or approvals from or by, and has made all material filings with, and has given all material notices to, all governmental authorities having jurisdiction, to the extent required for such ownership, operation, and conduct; (v) is in compliance with its articles or


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certificate of incorporation and by-laws; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a materially adverse effect on (A) the business, operations, prospects, assets, or financial or other condition of Borrower or such Guarantor, (B) such Guarantor's ability to pay the Secured Obligations in accordance with the terms hereof, or (C) the Collateral, Holder's Lien on the Collateral, or the priority of any such Lien.

     4.2. EXECUTIVE OFFICES. Each Guarantor's executive office and principal place of business are as set forth in Schedule II to the Security Agreement.

     4.3. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE SECURED OBLIGATIONS. The execution, delivery and performance of this Guaranty and all of the Purchase Agreements and the Security Agreement and all instruments and documents to be delivered by each Guarantor hereunder and under the Purchase Agreements and the Security Agreement are within such Guarantor's corporate powers, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders where required, are not in contravention of any provision of such Guarantor's articles or certificate of incorporation or by-laws, will not violate any law or regulation, or any order or decree of any court or governmental instrumentality, will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which any Guarantor is a party or by which any Guarantor or any of its property is bound, will not result in the creation or imposition of any Lien upon any of the property of any Guarantor, other than those in favor of Agent or Holders, and the same do not require the consent or approval of any governmental body, agency, authority, or any other Person except those already obtained. This Guaranty and each of the Purchase Agreements and the Security Agreement to which any Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of such Guarantor, and each shall then constitute a legal, valid, and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

     5. PERMITTED ASSIGNMENT BY HOLDERS. Agent and Holders may freely assign their rights and delegate their duties under this Guaranty, but no such assignment or delegation shall increase or diminish any Guarantor's obligations hereunder. Agent or Holders shall give Guarantors prompt notice of such assignment or delegation and agree to use their best efforts to give such notice at least three (3) Business Days prior to such assignment or delegation, but the consent of Guarantors shall not be required for any such assignment or delegation and failure to give such notice shall not affect the validity or enforceability of any such assignment or delegation or this Guaranty or subject Agent or Holders to any liability.

     6. FURTHER ASSURANCES. Each Guarantor agrees, upon the written request of Agent, to execute and deliver to Agent, from time to time, any additional instruments or documents reasonably considered necessary by Agent to cause this Guaranty to be, become, or remain valid and effective in accordance with its terms.

     7. PAYMENTS FREE AND CLEAR OF TAXES. All payments required to be made by each Guarantor hereunder shall be made to Agent for the ratable benefit of Holders free and clear of, and without deduction for, any and all present and future taxes, withholdings, levies, duties, and other governmental charges ("TAXES"), excluding such income and franchise taxes of the United States and any political subdivision thereof that Agent or Holders would otherwise have been payable by


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Agent or Holders if Borrower had paid the Secured Obligations to Agent or
Holders in accordance with the terms of the Transaction Documents. Upon request by Agent, each Guarantor shall furnish to Agent for the ratable benefit of Holders a receipt for any Taxes paid by such Guarantor pursuant to this SECTION 7 or, if no Taxes are payable with respect to any payments required to be made by such Guarantor hereunder, either a certificate from each appropriate taxing authority or an opinion of counsel acceptable to Agent, in either case stating that such payment is exempt from or not subject to Taxes. If Taxes are paid by Agent or Holders such Guarantor will, upon demand of Agent or Holders, and whether or not such Taxes shall be correctly or legally asserted, indemnify Agent or Holders for such payments, together with any interest, penalties, and expenses in connection therewith plus interest thereon at the rate specified in the Purchase Agreement applicable to the Convertible Note Loan (calculated as if such payments constituted overdue amounts of principal as of the date of the making of such payments).

     8. MISCELLANEOUS.

     8.1. ENTIRE AGREEMENT; AMENDMENTS. This Guaranty, together with the Purchase Agreements, the Convertible Notes and the Security Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Purchase Agreements, the Convertible Notes and the Security Agreement and may not be amended or supplemented except by a writing signed by Guarantors and Agent.

     8.2. HEADINGS. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

     8.3. SEVERABILITY. In the event that any one or more of the provisions contained in this Guaranty shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Guaranty shall not be in any way impaired.

     8.4. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy confirmed by telecopy answerback addressed as follows:

                    (a)  If to the Agent, at:

                         Harris Toibb
                         6355 Topanga Canyon Blvd., Suite 411
                         Woodland Hills, CA  91367
                         Facsimile Number: (818) 883-5636

                         With copies to:

                         Stutman, Treister & Glatt, Professional Corporation


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


                         3699 Wilshire Boulevard, Suite 900
                         Los Angeles, California  90010
                         Attn:  Ronald Fein
                         Facsimile Number: (213) 251-5288

                    (b) If to any Guarantor, at its principal business address specified on Schedule II to the Security Agreement

                         With a copy to:

                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         2029 Century Park East, 24th Floor
                         Los Angeles, California  90067
                         Attn:  Murray Markiles
                         Facsimile Number: (310) 728-2233

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail.

     8.5. BINDING EFFECT. This Guaranty shall bind Guarantors and shall inure to the benefit of Agent for the ratable benefit of Holders and their respective successors and assigns. Guarantors may not assign this Guaranty.

     8.6. NON-WAIVER. The failure of Agent or Holders to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against Agent or Holders, nor excuse Guarantors or any of them from its or their Secured Obligations hereunder. Any waiver of any such right or remedy by Agent or Holders must be in writing and signed by Agent.

     8.7. TERMINATION. This Guaranty shall terminate and be of no further force or effect at such time as the Secured Obligations shall be paid and performed in full. Upon payment and performance in full of the Secured Obligations, Agent shall deliver to Guarantors such documents as Guarantors may reasonably request to evidence such termination.

     8.8. GOVERNING LAW. The terms of this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of California (exclusive of any rules as to conflict of laws) and the laws of the United States applicable therein. Each Guarantor hereby submits to personal jurisdiction and waives any objection as to venue in the County of Los Angeles, State of California. Service of process on Guarantors in any action arising out of or relating to this Guaranty shall be effective if mailed to Guarantors in accordance with Section 8.4 hereof. Nothing herein shall preclude Agent for the ratable benefit of Holders from bringing suit or taking other legal action in any other jurisdiction.


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


     8.9. REIMBURSEMENT. To the extent that any Guarantor shall be required to repay a portion of the Convertible Note Loans which shall exceed the greater of
(i) the amount of such Convertible Note Loans actually received by such Guarantor and (ii) the amount that such Guarantor would otherwise have paid if such Guarantor had repaid the aggregate amount of such Convertible Note Loans (excluding the amount thereof repaid by Borrower) in the same proportion as each Guarantor's net worth immediately after the date hereof bears to the aggregate net worth of all Guarantors immediately after the date hereof, then such Guarantor shall be reimbursed by the other Guarantors for the amount of such excess, pro rata based on their respective net worths immediately after the date hereof. This SECTION 8.9 is intended only to define the relative rights of Guarantors, and nothing set forth in this SECTION 8.9 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay to Agent for the ratable benefit of Holders the Secured Obligations as and when the same shall become due and payable in accordance with the terms hereof.

     8.10. COUNTERPARTS. This Guaranty may be executed in any number of counterparts which shall individually and collectively constitute one agreement.


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


     IN WITNESS WHEREOF, Guarantors have executed and delivered this Guaranty as of the date first above written.


                                            GUARANTORS
                                            BRILLIANT STUDIOS, INC.,
                                            a Delaware corporation


                                            By:    /S/ KEVIN BERMEISTER
                                                   ----------------------------
                                            Name:  Kevin Bermeister
                                            Title: President


                                            B3D INC.
                                            a Delaware corporation


                                            By:    /S/ KEVIN BERMEISTER
                                                   ----------------------------
                                            Name:  Kevin Bermeister
                                            Title: President


Accepted and acknowledged by:

HARRIS TOIBB
as Agent for the ratable
benefit of Holders


By:   /S/ HARRIS TOIBB
    -----------------------------
        Harris Toibb


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